Exhibit 4.1

EXECUTION VERSION

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of September 21, 2006 (this “Instrument”), by and among ENCORE CAPITAL GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 8875 Aero Drive, Suite 200, San Diego, California, 92173 (the “Issuer”), JPMORGAN CHASE BANK, N.A., a national banking association duly organized and existing under the laws of the United States, having its corporate trust office at 4 New York Plaza, 15 th Floor, New York, New York 10004, as resigning Trustee (the “Resigning Trustee”), and THE BANK OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York, having its corporate trust office at 101 Barclay Street—8W, New York, NY 10286, as successor Trustee (the “Successor Trustee”).

RECITALS

There is presently outstanding under an Indenture, dated as of September 19, 2005 (the “Indenture”), between the Issuer and the Resigning Trustee, $100,000,000 in aggregate principal amount of the Issuer’s 3.375% Convertible Senior Notes due 2010 (the “Notes”).

The Resigning Trustee wishes to resign as Trustee, Note registrar, the office or agency where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served (the “Agent”), Paying Agent, Conversion Agent and Custodian under the Indenture; the Issuer wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Note registrar, Agent, Paying Agent, Conversion Agent and Custodian under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee, Note registrar, Agent, Paying Agent, Conversion Agent and Custodian under the Indenture.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Resigning Trustee and the Successor Trustee agree as follows:

ARTICLE ONE

THE RESIGNING TRUSTEE

Section 101. Pursuant to Section 8.10(a) of the Indenture, the Resigning Trustee hereby notifies the Issuer that the Resigning Trustee is hereby resigning as Trustee under the Indenture.

Section 102. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

(a) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee. The Resigning Trustee has complied with all its obligations and duties under the Indenture.

(b) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its corporate trust department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

(c) This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee.

(d) $100,000,000 in aggregate principal amount of the Notes is outstanding.

(e) Interest on the Notes has been paid through March 19, 2006.

(f) The Resigning Trustee has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of all documents relating to the trust created by the Indenture (the “Trust”) and all information in the possession of its corporate trust department relating to the administration and status of the Trust.

(g) To the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its corporate trust department, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture.

Section 103. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the Trust, all the rights, powers and trusts of the Resigning Trustee under the Indenture and all property and money held by such Resigning Trustee under the Indenture, with like effect as if the Successor Trustee was originally named as Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and indisputably vest and confirm in the Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

Section 104. The Resigning Trustee agrees to pay or indemnify the Successor Trustee and save the Successor Trustee harmless from and against any and all costs, claims, liabilities, losses or damages whatsoever (including the reasonable fees, expenses and disbursements of the Successor Trustee’s counsel and other advisors), that the Successor Trustee suffers or incurs without negligence, willful misconduct or bad faith on its part arising out of actions or omissions of the Resigning Trustee. The Successor Trustee will furnish to the Resigning Trustee, promptly after receipt, all papers with respect to any action the outcome of which would make operative the indemnity provided for in this Section. The Successor Trustee shall notify the Resigning Trustee promptly in writing of any claim for which it may seek indemnity.

Section 105. The Resigning Trustee hereby resigns as Note registrar, Agent, Paying Agent, Conversion Agent and Custodian under the Indenture.

ARTICLE TWO

THE ISSUER

Section 201. The Issuer hereby certifies that Exhibit A annexed hereto is a copy of the Board Resolutions which were duly adopted by the Board of Directors of the Issuer, which are in full force and effect on the date hereof and which authorize certain officers of the Issuer to: (a) accept the Resigning Trustee’s resignation as Trustee, Note registrar, Agent, Paying Agent, Conversion Agent and Custodian under the Indenture; (b) appoint the Successor Trustee as Trustee, Note registrar, Agent, Paying Agent, Conversion Agent and Custodian under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee, Note registrar, Agent, Paying Agent, Conversion Agent and Custodian under the Indenture.

Section 202. The Issuer hereby accepts the resignation of the Resigning Trustee as Trustee, Registrar, Agent, Paying Agent, Conversion Agent and Custodian under the Indenture. Pursuant to Section 8.10(a) of the Indenture, the Issuer hereby appoints the Successor Trustee as Trustee under the Indenture and confirms to the Successor Trustee all the rights, powers and trusts of the Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture, with like effect as if the Successor Trustee was originally named as Trustee under the Indenture. The Issuer shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and indisputably vest and confirm in the Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

Section 203. The Issuer hereby represents and warrants to the Successor Trustee and the Resigning Trustee that:

(a) It is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware.

(b) The Indenture was validly and lawfully executed and delivered by the Issuer, has not been amended or modified, and is in full force and effect.

(c) The Notes are validly issued securities of the Issuer.

(d) No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture.

(e) No covenant or condition contained in the Indenture has been waived by the Issuer or by the holders of the percentage in aggregate principal amount of the Notes required to effect any such waiver.

(f) There is no action, suit or proceeding pending or, to the best of the Issuer’s knowledge, threatened against the Issuer before any court or any governmental authority arising out of any action or omission by the Issuer under the Indenture.

(g) This Instrument has been duly authorized, executed and delivered on behalf of the Issuer and constitutes its legal, valid and binding obligation.

(h) All conditions precedent relating to the appointment of The Bank of New York as successor Trustee under the Indenture have been complied with by the Issuer.

Section 204. The Issuer hereby appoints the Successor Trustee as Note registrar, Agent, Paying Agent, Conversion Agent and Custodian under the Indenture.

ARTICLE THREE

THE SUCCESSOR TRUSTEE

Section 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Issuer that:

(a) This Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee.

(b) The Successor Trustee is qualified and eligible under Sections 8.08 and 8.09 of the Indenture to act as Trustee under the Indenture.

Section 302. Pursuant to Section 8.11 of the Indenture, the Successor Trustee hereby accepts its appointment as Trustee under the Indenture and hereby assumes all the rights, powers and trusts of the Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture, with like effect as if the Successor Trustee was originally named as Trustee under the Indenture.

Section 303. Promptly after the execution and delivery of this Instrument, the Successor Trustee, on behalf of the Issuer, shall cause a notice, the form of which is annexed hereto marked Exhibit B, to be sent to each holder of the Notes in accordance with Section 8.11 of the Indenture.

Section 304. The Successor Trustee hereby accepts its appointment as Note registrar, Agent, Paying Agent, Conversion Agent and Custodian under the Indenture.

ARTICLE FOUR

MISCELLANEOUS

Section 401. Except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 402. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the date first above written, upon the execution and delivery hereof by each of the parties hereto; provided, that the resignation of the Resigning Trustee and the appointment of the Successor Trustee as Note registrar, Agent, Paying Agent, Conversion Agent and Custodian under the Indenture shall be effective 10 business days after the date first above written.

Section 403. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Issuer shall remain obligated under Section 8.06 of the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its prior trusteeship under the Indenture. The Issuer also acknowledges and reaffirms its obligations to the Successor Trustee as set forth in Section 8.06 of the Indenture, which obligations shall survive the execution hereof. The Resigning Trustee acknowledges that nothing in this Instrument shall affect its rights, duties, obligations and immunities under the Indenture for any action or inaction taken or suffered by it while it was Trustee under the Indenture.

Section 404. This Instrument shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

Section 405. This Instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 406. All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

TO THE RESIGNING TRUSTEE:

Mr. James R. Lewis

Vice President

JPMorgan Chase Bank, N.A.

Worldwide Securities Services

4 New York Plaza, 15th Floor

New York, New York 10004

Fax: (212) 623-6624

Tel: (212) 623-6759

TO THE SUCCESSOR TRUSTEE:

Mr. Gary Bush

Vice President

The Bank of New York

Corporate Trust Services

101 Barclay Street — 8W

New York, New York 10286

Fax: (212) 815-5131

Tel.: (212) 815-2747

Ms. Franca Ferrera

Assistant Vice President

The Bank of New York

Corporate Trust

101 Barclay Street — 8 West

New York, NY 10286

Fax: (212) 815-5704

Tel: (212) 815-4779

TO THE ISSUER:

Robin R. Pruitt

General Counsel

Encore Capital Group, Inc.

8875 Aero Drive, Suite 200

San Diego, California 92173

Fax: 858-309-6995

Tel.: 858-309-6964

[REMAINDER OF PAGE INTENTIONALLY BLANK]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

ENCORE CAPITAL GROUP, INC.

By	/s/ Paul Grinberg
Name:	Paul Grinberg
Title:	Executive Vice President & CFO

JPMORGAN CHASE BANK, N.A., as
Resigning Trustee

By	/s/ J.R. Lewis
Name:	J.R. Lewis
Title:	Vice President

THE BANK OF NEW YORK, as Successor
Trustee

By	/s/ Gary S. Bush
Name:	Gary S. Bush
Title:	Vice President

EXHIBIT A

CERTIFIED COPY OF RESOLUTIONS

OF

THE BOARD OF DIRECTORS

OF

ENCORE CAPITAL GROUP, INC.

[see next page]

CERTIFIED COPY OF RESOLUTIONS

OF

THE BOARD OF DIRECTORS

OF

ENCORE CAPITAL GROUP, INC.

The undersigned, hereby certifies that she is the duly appointed, qualified and acting Secretary of Encore Capital Group, Inc., a Delaware corporation (the “Corporation”), and further certifies that the following is a true and correct copy of certain resolutions duly adopted by the Board of Directors of said Corporation as of September 7, 2006 and that said resolutions have not been amended, modified or rescinded:

RESOLVED, that the Corporation appoint The Bank of New York (the “Successor Trustee”) as successor Trustee, Note registrar, Agent, Paying Agent, Conversion Agent, and Custodian under the Indenture dated as of September 19, 2005 (the “Indenture”), between the Corporation and JPMorgan Chase Bank, N.A. (the “Resigning Trustee”), as Trustee, pursuant to which the Corporation issued $100,000,000 in aggregate principal amount of the Corporation’s 3.375% Convertible Senior Notes due 2010; and that the Corporation accept the resignation of the Resigning Trustee as Trustee, Note registrar, Agent, Paying Agent, Conversion Agent and Custodian under the Indenture, such resignation to be effective upon the execution and delivery by the Successor Trustee to the Corporation of an instrument or instruments accepting such appointment as successor Trustee, Note registrar, Agent, Paying Agent, Conversion Agent and Custodian under the Indenture; and it is further

RESOLVED, that the Chairman of the Board, the President, any Executive Vice President, the General Counsel, the Treasurer or any Assistant Treasurer of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Corporation an instrument or instruments appointing the Successor Trustee as the successor Trustee, Note registrar, Agent, Paying Agent, Conversion Agent and Custodian and accepting the resignation of Resigning Trustee; and it is further

RESOLVED, that the proper officers of the Corporation are hereby authorized, empowered and directed to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such other agreements, amendments, instruments, certificates, documents or papers (including, without limitation, any and all notices and certificates required or permitted to be given or made on behalf of the Corporation to the Successor Trustee or to the Resigning Trustee), under the terms of any of the executed instruments in connection with the resignation of the Resigning Trustee, and the appointment of the Successor Trustee, in the name and on behalf of the Corporation as any of such officers, in his/her discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions; and to exercise any of the Corporation’s obligations under the instruments and agreements executed on behalf of the Corporation in connection with the resignation of the Resigning Trustee and the appointment of the Successor Trustee; and it is further

RESOLVED, that all acts and things previously done and performed (or caused to be done and performed) in the name and on behalf of the Corporation prior to the date of these resolutions in connection with the actions contemplated by the foregoing resolutions, be and hereby are ratified, confirmed, and approved in all respects.

IN WITNESS WHEREOF, I have hereunto set my hand as Secretary and have affixed the seal of the Corporation this 20th day of September, 2006.

By:	/s/ Robin R. Pruitt
Name:	Robin R. Pruitt
Title:	Secretary

[SEAL]

EXHIBIT B

Encore Capital Group, Inc.

3.375% Convertible Senior Notes due 2010

*CUSIP Nos. 292554aa0 and 292554ab8

Notice to holders of Encore Capital Group, Inc.’s (the “Issuer”) 3.375% Convertible Senior Notes due 2010 (the “Notes”):

We hereby notify you of the resignation of JPMorgan Chase Bank, N.A., as Trustee under the Indenture, dated as of September 19, 2005 (the “Indenture”), pursuant to which your Notes were issued and are outstanding.

The Issuer has appointed The Bank of New York, whose corporate trust office is located at 101 Barclay Street—8W, New York NY 10286, as successor Trustee under the Indenture, which appointment has been accepted and has become effective.

THE BANK OF NEW YORK, as successor Trustee

Date: August     , 2006

*	[Add The Bank of New York’s standard form of CUSIP disclaimer.]